SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549



                             FORM 8-K



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported)    December 29, 1997



                          PENTAIR, INC.

      (Exact Name of Registrant as specified in Its Charter)


MINNESOTA                       001-11625               41-0907434
(State of Incorporation        (Commission File         (I.R.S. Employer
 or Organization)               Number)                 Identification No.)


    1500 County Road B2 West, St. Paul, Minnesota           55113-3105
     (Address of Principal Executive Offices)               (Zip Code)


                          612.636.7920
       (Registrant's Telephone Number, Including Area Code)


Item 5.   Other Matters

On December 29, 1997, the Board of Directors of Pentair, Inc. (the Registrant) authorized the repurchase of up to 350,000 shares of Pentair common stock within the next 12 months. Any purchases would be made periodically in the open market, by block purchases or private transactions. The share repurchase is intended to offset the dilution caused by stock issuances under employee stock compensation plans.


Item 7.        Financial Statements and Exhibits.

a.   Not applicable
b.   Not applicable

c.   Exhibits

Exhibit 99     Press release dated December 29, 1997


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PENTAIR, INC.


By:  Richard W. Ingman
     Executive Vice President and
     Chief Financial Officer

Dated:    January 13, 1998